EXHIBIT 23.4

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-3) of United Stationers Inc. and in the related Prospectus of our report dated October 6, 1994 on the consolidated financial statements and schedule of United Stationers Inc. as of August 31, 1994 and 1993 and for the years ended August 31, 1994, 1993 and 1992 and to the reference to our firm under the caption "Experts" included in this registration statement.


                                           /s/ Arthur Andersen LLP

Chicago, Illinois
April 10, 1996